As filed with the Securities and Exchange Commission on January 24, 2025

Registration No. 333-[______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DLocal Limited

(Exact Name of Registrant as Specified in its Charter)

The Cayman Islands		Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Dr. Luis Bonavita 1294 Montevideo, Uruguay 11300
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

DLocal Limited Amended and Restated 2020 Global Share Incentive Plan
(Full Title of the Plans)
Cogency Global Inc. 122 E 42nd Street, 18th floor New York, NY 10168 (Name and Address of Agent For Service) (800) 221-0102 (Telephone Number, including area code, of agent for service)

Copies to: Maurice Blanco Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450 4000

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION

Pursuant to General Instruction E to Form S-8, DLocal Limited. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register 4,000,000 additional Class A common shares, par value US$0.002 per share (the “Common Shares”), for issuance under the Registrant’s Amended and Restated 2020 Global Share Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on November 26, 2021 (Registration No. 333-261372). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

The following documents are incorporated herein by reference:

(a)   The Registrant’s latest Form 20-F filed with the Commission on March 19, 2024 (the “Form 20-F”) pursuant to Section 13 or 15(d) of the Exchange Act (the “Exchange Act”), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed (File No. 001-40451); and

(b)   The description of the Registrant’s Common Shares which is included as Exhibit 2.1 to the Form 20-F, including any amendments or supplements thereto.

In addition, all documents filed subsequent to the Form 20-F by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.   Interests of Named Experts and Counsel

Not applicable.

Item 8.   Exhibits

Exhibit Number	Exhibit

4.1	Second Amended and Restated Memorandum and Articles of Association of DLocal Limited (incorporated herein by reference to Exhibit 3.1 to the Amendment to the Registrant’s Registration Statement on Form F-1, filed with the Commission on May 20, 2021 (Registration No. 333-255793))

5.1	Opinion of Maples and Calder (Cayman) LLP (filed herewith)

23.1	Consent of Price Waterhouse & Co, S.R.L. Independent Registered Public Accounting Firm of Registrant (filed herewith)

23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)

24	Power of Attorney (filed herewith)

99.1	DLocal Limited Amended and Restated 2020 Global Share Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Form S-8, Exchange Act File No. 333-261372)

107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montevideo, Uruguay, on this 24th day of January, 2025.

DLocal Limited

By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Executive Officer

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant has signed this Registration Statement or amendment thereto on the 24th day of January, 2025.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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